UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 15, 2021

Gannett Co., Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia	22107-0910
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(703) 854-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GCI	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2021, the Compensation Committee (the “Committee”) of the Board of Directors of Gannett Co., Inc. (the “Company”) approved the compensation of Douglas E. Horne, the Company’s Chief Financial Officer and Chief Accounting Officer, providing that his annual base salary rate will remain the same for the fiscal year ending December 31, 2021. In addition, in light of Mr. Horne’s performance during the 2020 fiscal year and in consideration of the extraordinary circumstances he faced, the Committee awarded Mr. Horne a $600,000 cash bonus for the 2020 fiscal year and a time-vesting restricted stock award valued at $600,000 under the Company’s 2020 Omnibus Incentive Compensation Plan (the “2020 Award”). The 2020 Award vests with respect to 33.3% of the shares underlying the 2020 Award on each of the first and second anniversaries of the date of grant and with respect to the remaining 33.4% of the shares underlying the 2020 Award on the third anniversary of the date of grant. The number of shares underlying the 2020 Award will be calculated using the closing share price of the Company’s common stock on the second full trading day following the filing of the Company’s Annual Report on Form 10-K for fiscal 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANNETT CO., INC.

Date: February 19, 2021	By:	/s/ Michael E. Reed
Michael E. Reed
Chairman and Chief Executive Officer